Exhibit 99.1

Exhibit 99.1 - News Release – Second fiscal quarter ended March 28, 2021.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports second quarter results

Digital only subscribers grew 58% and total 309,000

Adjusted EBITDA(1) totaled $24 million, up modestly over the prior year

Debt, net of cash, totals $465 million, down $25 million in the quarter

DAVENPORT, Iowa (May 6, 2021) — Lee Enterprises, Incorporated (NASDAQ: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported second quarter fiscal 2021 financial results(2) for the period ended March 28, 2021. On a GAAP basis, total operating revenue was $192.4 million and net loss totaled $0.6 million in the second quarter.

“I am extremely proud of Lee’s performance, driven by our passionate and dedicated employees, our loyal audience and communities, and our three pillar digital growth strategy. Our second quarter results reflect that performance as they exceeded our goals and expectations,” said Kevin Mowbray, President and Chief Executive Officer.  "Annualized recurring revenue has grown to almost 50% of our total operating revenue and totaled $95 million in the quarter. I am also excited to return to Adjusted EBITDA growth in the second quarter, with Adjusted EBITDA of $24.1 million in the quarter. Growth in Adjusted EBITDA was attributed to improving year-over-year revenue trends with total operating revenue down 8.1% in the second quarter on a pro forma basis, or a 280bps improvement compared to the first quarter 2021 trends. The improvement in revenue performance and growth of Adjusted EBITDA in the quarter give us the confidence that we have the right team, the right digital growth strategy in place and are focused on execution to achieve our digital transformation,” Mowbray added.

“We have made significant progress on our digital transformation,” said Mowbray. “Total digital revenue was $59.5 million in the quarter, up 29.7%, due to the significant growth in digital-only subscription revenue as well as continued strong performance at TownNews. Revenue from our full-service digital marketing services agency, Amplified, grew by 26.3% as we continue to expand our in-house capabilities sophisticated campaigns for SMBs as well as large regional and national accounts. We are also seeing exciting growth in video revenue, which totaled $1.8 million in the quarter, as we better monetize our sponsorship and branded content,” Mowbray added.

“We had strong year-over-year growth in subscription revenue – up 1.8% – driven by 57.6% growth in digital only subscribers which now total more than 309,000 at the end of the quarter making us the fastest growing digital subscription platform in local media. We also saw strong full access performance with increases in average rates as well as an improvement in churn rates. Digital services revenue, which is predominantly TownNews, increased 4.7% in the quarter,” Mowbray added.

“While we are investing in our digital transformation, we continue to be diligent in managing our cost structure and we have strengthened our balance sheet,” said Tim Millage, Vice President, Chief Financial Officer and Treasurer. “Total Cash Costs(1) were down 9.1% in the second quarter and since the acquisition we have realized $110 million in cost synergies. Strong top line execution combined with cost containment measures have driven a substantial amount of free cash flow and allowed us to reduce the principal amount of debt by more than $77.1 million the last three quarters. The principal amount of debt at the end of the second quarter totaled $498.9 million, down $24.6 million in the second quarter,” Millage added.

SECOND QUARTER HIGHLIGHTS

•

Total operating revenue was $192.4 million compared to $121.4 million in the same quarter last year, reflecting the acquisition of BH Media and Buffalo News(5). On a pro forma basis, total operating revenue was down 8.1% to the same quarter last year.

•

Subscription revenue totaled $89.8 million, a 1.8% increase compared to the prior year on a pro forma basis. Digital-only subscriptions at the end of the quarter totaled 309,000, or up 57.6% compared to the same period last year.

•

Our audiences remain strong in both print and digital due to our focus on relevant news in our local markets. Monthly average page views totaled 472 million, a 5.6% increase compared to the prior year, and monthly average unique visitors totaled 56 million.

•

Total advertising and marketing services revenue was $85.6 million, a 16.3% decrease compared to the same quarter last year on a pro forma basis. Advertising revenue trends improved sequentially 370 bps compared to first quarter 2021 trends.

•	Revenue at TownNews, our SaaS content platform, increased 8.8% in the second quarter and revenue over the last twelve months totaled $26.1 million.
•

Total digital revenue, including digital advertising, digital subscription and digital services revenue, was $59.5 million and represented 30.9% of our operating revenue. Total digital revenue increased 29.7% in the quarter on a pro forma basis.

•

Operating expenses totaled $185.5 million and Cash Costs on a pro forma basis were down 9.1%. Since the acquisition in March 2020, we achieved $110 million of cash cost synergies, reaching our target established for September 2021.

•	Net loss totaled $0.6 million and Adjusted EBITDA totaled $24.1 million.

YEAR TO DATE HIGHLIGHTS

•

Total operating revenue was $404.2 million year-to-date compared to $243.7 million through the first six months last year, reflecting the acquisition of BH Media and Buffalo News. On a pro forma basis, total operating revenue was down 9.6% to last year.

•	Subscription revenue totaled $181.1 million, a 2.0% increase compared to the prior year on a pro forma basis.
•

Total advertising revenue was $188.2 million, a 18.4% decrease compared to the same period last year on a pro forma basis. We improved our advertising revenue trends 560 bps compared to full year 2020 trends.

•	Revenue at TownNews increased 8.7% year-to-date.
•

Total digital revenue, including digital advertising, digital subscription and digital services revenue, was $122.1 million and represented 30.2% of our operating revenue. Total digital revenue increased 28% in the first six months of 2021 on a pro forma basis.

•	Operating expenses totaled $378.2 million and Cash Costs on a pro forma basis were down 9.6%.
•

Due to changes in one of our employee contracts, we recognized a $23.8 million noncash curtailment gain associated with elimination of retiree medical benefits. Additionally, we recognized a $12.3 million liability associated with the withdrawal from a multiemployer pension plan. Payments toward the liability are made over 20 years.

•	Net Income totaled $15.8 million and Adjusted EBITDA totaled $64.1 million.

DEBT AND FREE CASH FLOW

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt(3). The $576 million in financing has a 25-year maturity, a fixed annual interest rate of 9.0%, mandatory payments based on the Company’s Excess Cash Flow(5), and no financial performance covenants.

As of and for the 13-weeks ended March 28, 2021:

•	The principal amount of debt totaled $498.9 million, a $77.1 million reduction since the March 2020 refinancing.
•	Cash on the balance sheet totaled $33.8 million. Debt, net of cash on the balance sheet, totaled $465.1 million.
•	Excess Cash Flow for the first quarter totaled $13.8 million and was used to repay debt in the third quarter.
•	Capital expenditures totaled $1.2 million. For 2021, we expect capital expenditures to total $9.6 million.
•	For 2021, we expect cash paid for income taxes to total between $4 and $6 million.
•	Pension contributions totaled $565,000 in the 2021 Quarter and $965,000 first six months of FY2021. Due to new legislation reducing required pension contributions, we do not expect any additional pension contributions in FY2021.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-309-1256 and entering a conference passcode of 581046 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.2 million, and our legacy websites, including acquisitions, reach more than 56 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a result of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of the BH Media or the Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on NASDAQ;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	13 Weeks Ended			26 Weeks Ended
	March 28,	March 29,	Percent	March 28,	March 29,	Percent
(Thousands of Dollars, Except Per Share Data)	2021	2020	Change	2021	2020	Change

Advertising and marketing services	85,575	60,945	40.4	188,204	126,672	48.6
Subscription	89,777	46,943	91.2	181,080	89,113	NM
Other	17,078	13,479	26.7	34,964	27,925	25.2
Total operating revenue	192,430	121,367	58.6	404,248	243,710	65.9
Operating expenses:
Compensation	83,154	48,691	70.8	167,317	91,934	82.0
Newsprint and ink	7,179	4,321	66.1	15,171	9,057	67.5
Other operating expenses	79,865	52,842	51.1	161,632	101,304	59.6
Cash costs	170,198	105,854	60.8	344,120	202,295	70.1
Total operating revenue less cash costs	22,232	15,513	43.3	60,128	41,415	45.2
Depreciation and amortization	12,517	7,276	72.0	22,958	13,995	64.0
Assets loss (gain) on sales, impairments and other, net	1,474	(6,113)	NM	6,696	(5,299)	NM
Restructuring costs and other	1,294	1,925	(32.8)	4,461	3,557	25.4
Operating expenses	185,483	108,942	70.3	378,235	214,548	76.3
Equity in earnings of associated companies	1,471	1,362	8.0	3,213	2,931	9.6
Operating income	8,418	13,787	(38.9)	29,226	32,093	(8.9)
Non-operating income (expense):
Interest expense	(11,237)	(11,127)	1.0	(23,119)	(22,242)	3.9
Debt financing and administrative costs	—	(10,670)	NM	—	(11,865)	NM
Curtailment Gain	—	—	-	23,830	—	71.3
Pension withdrawal cost	—	—	-	(12,310)	—	(75.8)
Other, net	1,640	689	(54.5)	3,908	2,282	NM
Non-operating expenses, net	(9,597)	(21,108)	(54.5)	(7,691)	(31,825)	(75.8)
Income (loss) before income taxes	(1,179)	(7,321)	(83.9)	21,535	268	NM
Income tax expense (benefit)	(571)	(2,331)	(75.5)	5,740	(460)	NM
Net income (loss)	(608)	(4,990)	(87.8)	15,795	728	NM
Net income (loss) attributable to non-controlling interests	(526)	(377)	39.5	(1,027)	(774)	32.7
Income (loss) attributable to Lee Enterprises, Incorporated	(1,134)	(5,367)	(78.9)	14,768	(46)	NM

Earnings per common share:
Basic	(0.20)	(0.95)	(79.1)	2.59	(0.01)	NM
Diluted	(0.19)	(0.94)	(79.3)	2.55	(0.01)	NM

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	13 Weeks Ended		26 Weeks Ended
(Thousands of Dollars)	March 28,	March 29,	March 28,	March 29,
	2021	2020	2021	2020

Net income (loss)	(608)	(4,990)	15,795	728
Adjusted to exclude
Income tax expense (benefit)	(571)	(2,331)	5,740	(460)
Non-operating expenses, net	9,597	21,108	7,691	31,825
Equity in earnings of TNI and MNI(6)	(1,471)	(1,362)	(3,213)	(2,931)
Loss (gain) on sale of assets and other, net	1,474	(6,113)	6,696	(5,299)
Depreciation and amortization	12,517	7,276	22,958	13,995
Restructuring costs and other	1,294	1,925	4,461	3,557
Stock compensation	214	269	434	571
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,608	1,591	3,498	3,509
Adjusted EBITDA	24,054	17,373	64,060	45,495

NOTES

(1)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:

•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.

• Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(2)

This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(3)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(4)
Due to the BH Media acquisition, our basis of presentation includes (i) our actual GAAP results, which reflect a full quarter of Lee Legacy, BH Media and Buffalo
 and year-to-date period of Legacy Lee and 28 weeks of results of BHMG and Buffalo, (ii) pro forma results, which reflect the consolidated operations, adjusted as if Lee had owned BH Media and Buffalo for the entire period presented, and (iii) Adjusted EBITDA
, which is our non-GAAP measure of operating results, calculated based on actual results (with 28 weeks included in the 52 weeks ended September 27, 2020) and on a pro forma basis (assuming BH Media and Buffalo were owned for the entire period).

(5)	On March 16, 2020 (the "Closing Date"), the Company closed the acquisition of the newspaper assets of BH Media Group ("BH Media") and the stock of The Buffalo News, Inc. ("Buffalo"). Legacy Lee refers to the operating assets and results of operations of the Company prior to the Closing Date, and is synonymous with same store results.

(6)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.